EXHIBIT 5








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                           KENNEDY, BARIS & LUNDY, L.L.P.
       TEXAS OFFICE:                                    WASHINGTON DC OFFICE:
         SUITE 1775            ATTORNEYS AT LAW             SEVENTH FLOOR
   112 EAST PECAN STREET          SUITE 300           1225 NINETEENTH STREET, NW
   SAN ANTONIO, TX 78205      4719 HAMPDEN LANE          WASHINGTON, DC 20036
       (210) 228-9500         BETHESDA, MD 20814            (202) 835-0313
    FAX: (210) 228-0781         (301) 654-6040           FAX: (202) 835-0319
                             FAX: (301) 654-1733



                                 March 23, 1999

Board of Directors
FCNB Corp
7200 FCNB Court
Frederick, Maryland  21703

Gentlemen:

     As special legal counsel to FCNB Corp (the "Company"), we have participated in the preparation of the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the issuance of shares (the "Shares") of the Company's Common Stock pursuant to the exercise of options outstanding under the FCNB Corp Amended and Restated Stock Option Plan for Employees of Capital Bank, National Association (formerly, the Capital Bank, N.A. 1988 Employee Stock Option Plan) (the "Plan").

     As counsel to the Company, we have examined such corporate records, certificates and other documents of the Company, and made such examinations of law and other inquiries of such officers of the Company, as we have deemed necessary or appropriate for purposes of this opinion. Based upon such examinations we are of the opinion that the Shares, when issued in accordance with the provisions of the Plan and the options granted pursuant thereto, will be duly authorized, validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

          We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-8 filed by the Company and to the reference to our firm contained.


                                              Sincerely,

                                              /s/ Kennedy, Baris & Lundy, L.L.P.